EXHIBIT 2

LIST OF EXECUTIVE OFFICERS AND DIRECTORS

OF SYMPHONY HOUSE BERHAD

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Tan Sri Datuk Asmat bin Kamaludin	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Company Director

Dato’ Mohamed Azman bin Yahya	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Group Chief Executive Officer of Symphony House Berhad

Abdul Hamid Sh Mohamed	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Executive Director of Symphony House Berhad

Chin Jit Pyng	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Executive Director of Symphony House Berhad

Khairil Anuar bin Abdullah	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Company Director

Foo San Kan	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Chartered Accountant

Lim Yen Haat	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Company Director

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Dato’ Mohamed Azman bin Yahya	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Group Chief Executive Officer of Symphony House Berhad

Abdul Hamid Sh Mohamed	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Executive Director of Symphony House Berhad

Chin Jit Pyng	Level 17, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.	Executive Director of Symphony House Berhad